                                   Exhibit 12
                       Statement re computation of ratios


                                                     Quarter Ended                                 Fiscal Years Ended
                                           ----------------------------------    --------------------------------------------------
                                             April 30, 2001   April 30, 2000       2001       2000      1999        1998     1997
                                           ----------------------------------    --------------------------------------------------
Income before income taxes                         2,220            2,134       10,116      9,083      7,323      5,719      4,877
Capitalized interest                                 (23)             (14)         (93)       (57)       (41)       (33)       (44)
Minority interest                                    (30)             (23)        (129)      (170)      (153)       (78)       (27)
Adjusted profit before tax                         2,167            2,097        9,894      8,856*     7,129      5,608      4,806

Fixed Charges
Debt interest                                        284              263        1,095        756        529        555        629
Capital lease interest                                68               67          279        266        268        229        216
Capitalized interest                                  23               14           93         57         41         33         44
Interest component of rent                           185              125          714        458        523        477        449
Total fixed expense                                  560              469        2,181      1,537      1,361      1,294      1,338

Profit before taxes and fixed expenses             2,727            2,566       12,075     10,393      8,490      6,902      6,144

Fixed charge coverage                               4.87             5.47         5.54       6.76       6.24       5.33       4.59


* Does not include the cumulative effect of accounting change recorded by the Company in Fiscal 2000